UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  October  27, 2003

HealthGate Data Corp.

(Exact name of registrant as specified in its charter)

Commission file number      0-28701

Delaware	04-3220927
(state or other jurisdiction of incorporation)	(IRS employer identification no.)

25 Corporate Drive, Suite 310, Burlington, Massachusetts 01803
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (781) 685-4000

HealthGate Data Corp.

Form 8-K

Item 2.  Acquisition or Disposition of Assets.

On October 27, 2003, HealthGate Data Corp. (“HealthGate”) acquired substantially all the assets and certain liabilities of EBM Solutions, Inc. (“EBM Solutions”), a Delaware corporation, pursuant to an Asset Purchase Agreement dated October 3, 2003 (the “Asset Purchase Agreement”).  The purchase price for the assets was 752,048 shares of HealthGate’s common stock and a warrant to purchase an additional 333,333 shares of HealthGate common stock with an exercise price of $1.20 per HealthGate share.  The purchase price was the result of arms’ length negotiations between HealthGate and EBM Solutions.

Prior to the Asset Purchase Agreement there were no material relationships between EBM Solutions or its stockholders, officers and directors and HealthGate or any of HealthGate’s affiliates, directors or officers, or any associate of any such director or officer.

HealthGate will continue to develop and market the evidenced-based medical guidelines and care management applications of EBM Solutions.  Eric W. Thrailkill, President and Chief Operating Officer of EBM Solutions, joins HealthGate as HealthGate’s Chief Operating Officer.

Effective with the acquisition, Ford S. Worthy, Partner, A.M. Pappas & Associates, a venture development company specializing in life science products & technologies, based in Research Triangle Park, North Carolina, and Harry C. Jacobson, M.D., Vice Chancellor for Health Affairs, Vanderbilt University, both directors of EBM Solutions, joined the Board of Directors of HealthGate.  Thomas O. Pyle and Gerald E. Bisbee Jr., PhD resigned from the Board of Directors of HealthGate.

Simultaneous with the acquisition of assets from EBM Solutions, HealthGate sold 333,333 shares of its common stock at $1.20 per share ($400,000 in the aggregate) to a group of investors who were previously investors in EBM Solutions.

HealthGate has granted registration rights with respect to the 752,048 shares issued to EBM Solutions, and the 333,333 shares issuable under the Warrant issued to EBM Solutions and the 333,333 shares issued in the $400,000 private placement.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(a)                                  Financial Statements of Businesses Acquired.

As of the date of filing of this Form 8-K, the financial statements of EBM Solutions, Inc. that are required by this Item are unavailable.  The

Registrant will file such financial statements when they are available, but in no event later than January 12, 2004.

(b)                                 Pro Forma Financial Information.

As of the date of filing of this Form 8-K, the Registrant has found it impracticable to complete the preparation of the pro forma financial information required by this Item.  The Registrant will file such required pro forma financial information when it is available, but in no event later January 12, 2004.

(c)                                  Exhibits.

Exhibit No.		Description

2.1	*	Asset Purchase Agreement, date October 3, 2003 and between HealthGate Data Corp. and EBM Solutions, Inc. (excluding exhibits and schedules).

4.1	*	Warrant to Purchase Common Stock of HealthGate Data Corp., dated October 27, 2003, covering 333,333 shares of common stock.

4.2	*	Registration Rights Agreement, dated October 27, 2003 between HealthGate Data Corp. and certain investors.

10.1	*	Employment Agreement, dated October 27, 2003 between HealthGate Data Corp. and Eric W. Thrailkill.

10.2	*	Stock Purchase Agreement, dated October 3, 2003, between HealthGate Data Corp. and certain investors (excluding exhibits and schedules).

99.1	*	Press Release, dated October 27, 2003, concerning HealthGate Data Corp.’s acquisition of the assets of EBM Solutions.

* Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

HealthGate Data Corp.

Date: October 30, 2003	By:	/s/ William S. Reece
William S. Reece
Chairman and Chief Executive Officer

	By:	/s/ Veronica Zsolcsak
Veronica Zsolcsak
Chief Financial Officer